EXHIBIT 1(y)

                           USAA TAX EXEMPT FUND, INC.

                             ARTICLES SUPPLEMENTARY


       USAA Tax Exempt Fund, Inc., a Maryland Corporation, having its principal office in San Antonio, Texas (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     SECOND: (a) In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has heretofore authorized the issuance of 5,000,000,000 shares of capital stock of the Corporation ($.01 par value per share).

          (b) In accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to authority expressly vested in the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors hereby increases the aggregate number of shares of stock of the class of shares designated as the California Money Market Fund by classifying an additional 200,000,000 shares of the authorized and unissued stock of the Corporation as the California Money Market Fund.

     THIRD: The additional shares of the California Money Market Fund shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions as are described in Article VI of the Articles of Incorporation.

     FOURTH: (a) These Articles Supplementary do not increase total authorized shares of capital stock of the Corporation or the aggregate par value thereof.

          (b) Before the increase in the total number of shares classified as shares of the California Money Market Fund, there were classified 175,000,000 shares of the Long-Term Fund, 170,000,000 shares of the Intermediate-Term Fund, 135,000,000 shares of the Short-Term Fund, 2,600,000,000 shares of the Tax Exempt Money Market Fund, 60,000,000 shares of the California Bond Fund, 425,000,000 shares of the California Money Market Fund, 25,000,000 shares of the New York Bond Fund, 100,000,000 shares of the New York Money Market Fund, 45,000,000 shares of the Virginia Bond Fund and 175,000,000 shares of the Virginia Money Market Fund.

          (c) After the increase in the total number of shares classified as shares of the California Money Market Fund, there are classified 175,000,000 shares of the Long-Term Fund, 170,000,000 shares of the Intermediate-Term Fund, 135,000,000 shares of the Short-Term Fund, 2,600,000,000 shares of the Tax Exempt Money Market Fund, 60,000,000 shares of the California Bond Fund, 625,000,000 shares of the California Money Market Fund, 25,000,000 shares of the New York Bond Fund, 100,000,000 shares of the New York Money Market Fund, 45,000,000 shares of the Virginia Bond Fund and 175,000,000 shares of the Virginia Money Market Fund.

          (d) As of immediately before and after the increase in the total number of shares classified as shares of the California Money Market Fund, the aggregate par value of all shares of all classes of stock authorized to be issued by the Corporation was and is $50,000,000.

IN WITNESS WHEREOF, USAA Tax Exempt Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on March 4, 1998.



WITNESS:                           USAA TAX EXEMPT FUND, INC.



/s/ Michael D. Wagner             /s/ John W. Saunders, Jr.
---------------------             ----------------------------
Michael D. Wagner                 John W. Saunders, Jr.
Secretary                         Vice President

       THE UNDERSIGNED, Vice President of USAA Tax Exempt Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                  USAA TAX EXEMPT FUND, INC.




                                  /s/ John W. Saunders, Jr.
                                  ------------------------------
                                  John W. Saunders, Jr.
                                  Vice President




contract\tef\articles\03-04-98cmmf

                                 EXHIBIT 1(Z)

                           USAA TAX EXEMPT FUND, INC.

                             ARTICLES SUPPLEMENTARY

       USAA Tax Exempt Fund, Inc., a Maryland Corporation, having its principal office in San Antonio, Texas (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

       FIRST:   The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

       SECOND: (a) In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors hereby increases the aggregate number of shares of capital stock that the Corporation has the authority to issue from 5,000,000,000 shares of capital stock to 20,000,000,000 shares of capital stock ($.01 par value per share).

                (b) In accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to authority expressly vested in the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors hereby increases the aggregate number of shares of stock of the Corporation's classes of shares by classifying an additional 115,000,000 shares of the authorized and unissued stock of the Corporation into the Long-Term Fund, an additional 132,000,000 shares of the authorized and unissued stock of the Corporation into the Intermediate-Term Fund, an additional 55,000,000 shares of the authorized and unissued stock of the Corporation into the Short-Term Fund, an additional 635,000,000 shares of the authorized and unissued stock of the Corporation into the Tax Exempt Money Market Fund, an additional 80,000,000 shares of the authorized and unissued stock of the Corporation into the California Bond Fund, an additional 1,810,000,000 shares of the authorized and unissued stock of the Corporation into the California Money Market Fund, an additional 75,000,000 shares of the authorized and unissued stock of the Corporation into the New York Bond Fund, an additional 960,000,000 shares of the authorized and unissued stock of the Corporation into the New York Money Market Fund, an additional 75,000,000 shares of the authorized and unissued stock of the Corporation into the Virginia Bond Fund and an additional 950,000,000 shares of the authorized and unissued stock of the Corporation into the Virginia Money Market Fund.

       THIRD: The additional shares of the Long-Term Fund, the Intermediate-Term Fund, the Short-Term Fund, the Tax Exempt Money Market Fund, the California Bond Fund, the California Money Market Fund, the New York Bond Fund, the New York Money Market Fund, the Virginia Bond Fund and the Virginia Money Market Fund shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions as are described in Article VI of the Articles of Incorporation.

       FOURTH:  (a) Before  the  increase  in   the   total  number  of  shares
classified  as  shares of  Long-Term  Fund,  the  Intermediate-Term  Fund,  the
Short-Term Fund, the Tax Exempt Money Market Fund, the California Bond Fund, the California Money Market Fund, the New York Bond Fund, the New York Money Market Fund, the Virginia Bond Fund and the Virginia Money Market Fund, there were classified 175,000,000 shares of the Long-Term Fund, 170,000,000 shares of the Intermediate-Term Fund, 135,000,000 shares of the Short-Term Fund, 2,600,000,000 shares of the Tax Exempt Money Market Fund, 60,000,000 shares of the California Bond Fund, 625,000,000 shares of the California Money Market Fund, 25,000,000 shares of the New York Bond Fund, 100,000,000 shares of the New York Money Market Fund, 45,000,000 shares of the Virginia Bond Fund and 175,000,000 shares of the Virginia Money Market Fund.

                (b) After the increase in the total number of shares classified as shares of the Long-Term Fund, the Intermediate-Term Fund, the Short-Term Fund, the Tax Exempt Money Market Fund, the California Bond Fund, the California Money Market Fund, the New York Bond Fund, the New York Money Market Fund, the Virginia Bond Fund and the Virginia Money Market Fund, there are classified 290,000,000 shares of the Long-Term Fund, 302,000,000 shares of the Intermediate-Term Fund, 190,000,000 shares of the Short-Term Fund, 3,235,000,000 shares of the Tax Exempt Money Market Fund, 140,000,000 shares of the California Bond Fund, 2,435,000,000 shares of the California Money Market Fund, 100,000,000 shares of the New York Bond Fund, 1,060,000,000 shares of the New York Money Market Fund, 120,000,000 shares of the Virginia Bond Fund and 1,125,000,000 shares of the Virginia Money Market Fund.

                (c) As of immediately before the increase in the aggregate number of shares of capital stock of the Corporation, the aggregate par value of all shares of all classes of stock authorized to be issued by the Corporation was $50,000,000. After the increase in the aggregate number of shares of capital stock of the Corporation, the aggregate par value of all shares of all classes of stock authorized to be issued by the Corporation is $200,000,000.

IN WITNESS WHEREOF, USAA Tax Exempt Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on April 3, 1998.

WITNESS:                                             USAA TAX EXEMPT FUND, INC.

/s/ Michael D. Wagner                                /s/ Michael J.C. Roth
----------------------                               --------------------------
Michael D. Wagner                                    Michael J.C. Roth
Secretary                                            President

       THE UNDERSIGNED, President of USAA Tax Exempt Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                     USAA TAX EXEMPT FUND, INC.

                                                     /s/ Michael J.C. Roth
                                                     --------------------------
                                                     Michael J. C. Roth
                                                     President

contract\tef\articles\04-03-98funds